CONFIDENTIAL

CARDINAL ENERGY GROUP, INC.

SUBSCRIPTION AGREEMENT

Each Unit consists of:

$50,000 par value

12% Senior Secured Callable Convertible Promissory Notes Maturing July 31, 2015

&

Warrants expiring December 31, 2019 to Purchase 20,000 Common Shares

THE SECURITIES OFFERED PURSUANT TO THE CONFIDENTIAL PRIVATE OFFERING MEMORANDUM DELIVERED HEREWITH (THE “MEMORANDUM”) ARE BEING OFFERED ONLY TO “ACCREDITED INVESTORS,” AS SUCH TERM IS DEFINED IN RULE 501 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SEE “PLAN OF DISTRIBUTION - INVESTOR SUITABILITY REQUIREMENTS” IN THE MEMORANDUM.

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE”RISK FACTORS” IN THE MEMORANDUM.

If you would like to subscribe to Units of CARDINAL ENERGY GROUP, INC. please complete and return the attached documents to your broker-dealer representative or by fax, mail or e-mail to the following:

Syndicated Capital, Inc.

Attn: Faith Lee

1299 Ocean Avenue, Second Floor

Santa Monica, CA 90401

Email: flee@syndicatedcapital.com

Telephone: (310) 255-4482

Facsimile: (310) 255-4582

Before you invest, please consult with your broker, investment adviser, attorney, accountant or other advisers regarding an investment in the Company and its suitability for you. Your purchase of the Unit does not pay for or reimburse you for the fees and/or expenses you incur for these professional services.

Remember to complete all applicable sections of the subscription agreement along with a copy of your valid passport or government issued ID as requested.

If not completed in full, the subscription agreement may be returned and rejected.

1

FUNDS REMITTANCE INSTRUCTIONS

In order to subscribe for the Securities, on or before the Termination Date of this Offering, each prospective investor will prior to the closing be required to deliver a check payable to, or a wire transfer in favor of, the Company’ escrow agent City National Bank in Los Angeles, CA for the full amount of the subscription. In addition, the prospective investor must complete, execute and deliver, by such date, the Subscription Agreement attached hereto as Exhibit C. The subscription documentation includes: (i) a Subscription Agreement containing certain representations by such investor relating to such investor’s subscription; (ii) a completed Questionnaire regarding FINRA Affiliations; and (iii) for United States citizens or residents of the United States, Internal Revenue Service Form W-9, which is attached hereto as Exhibit D.

The minimum investment that can be made by any subscriber is $50,000 per Interest. All funds should be mailed or wired to the following:

City National Bank

555 S. Flower Street

12th Floor

Los Angeles, CA 90071

Attn: Sue Behning

ABA 122016066

A/C ESC – TBA

Cardinal Energy Group, Inc.

If wires are sent from outside the US, the SWIFT CODE is CINAUS6L. Only USD will be accepted.

An investor or such investor’s representative should contact Syndicated Capital, as Placement Agent, at (310) 255-4482 to receive more information relative to wire instructions or to make other necessary arrangements to pay for the subscription.

All subscription proceeds will be deposited and held by the Company for the benefit of subscribers pending the receipt and acceptance of subscriptions for the Minimum Offering. Subscription Agreements are not binding on the Company until accepted by the Company, which reserves the right to reject any subscription, in whole or in part, in its sole and absolute discretion. If the Company rejects all or a portion of any subscription, the Company will promptly mail to the subscriber a check for the amount submitted with such subscriber’s subscription, without interest.

Investors who are not United States citizens or resident aliens may be required to execute additional and/or different subscription documentation.

The Securities Purchase Agreement will be irrevocable by the prospective investor, unless the subscription is rejected or this Offering is withdrawn, the subscriber will become an investor in this Offering. We or the Placement Agent may reject subscriptions for failure to conform to the requirements of this Offering, incomplete or illegible documentation, over subscription of this Offering or any such other reason, whatsoever, as we and the Placement Agents, in their sole discretion, may determine.

2

CERTIFICATION INSTRUCTIONS

Identify and check your correct Investor category and provide the information requested below for that category:

[ ]	Individual Account (Domestic)
Certification of Accredited Investor Form
Investor Information Form
Valid government issued photo ID with signature
W9

[ ]	Joint Account (2 or more investors)
Certification of Accredited Investor Form
Investor Information Form
Valid government issued photo ID with signature
W9 for each investor

[ ]	Trust Account
Certification of Accredited Investor Form
Investor Information Form
Trust Agreement, including names of trustees and signature pages
Valid government issued photo ID with signature
W9

[ ]	Corporate Account (Domestic)
Certification of Accredited Investor Form
Investor Information Form
Corporate Resolution
Valid government issued photo ID with signature
W9

[ ]	Corporate Account (International)
Certification of Accredited Investor Form
Certification for Non US Person Representations
Corporate Minutes in English
Corporate Resolution
Investor Information Form
Valid passport, including photo and signature
W8-BEN

[ ]	Individual Account (International)
Certification of Accredited Investor Form
Certification for Non US Person Representations
Investor Information Form
Valid passport with photo and signature
W8-BEN

[ ]	Individual Retirement Account (IRA)
Certification of Accredited Investor Form
Investor Information Form
Valid government issued photo ID with signature
W9

3

CERTIFICATION OF ACCREDITED INVESTOR FORM

DEFINITION OF “ACCREDITED INVESTOR”

The term “accredited investor” means one of the following:

●	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000 excluding their primary residence.

●	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

●	A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

●	A private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940.

●	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

●	A director or executive officer of the Company.

●	A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b) (2) (ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

●	An entity in which all of the equity owners are accredited investors (the Shareholder must qualify as an accredited investor).

4

CERTIFICATION OF ACCREDITED INVESTOR FORM

I understand that investment in the Units is an illiquid investment. In particular, I recognize that:

(i) I must bear the economic risk of investment in the Units for an indefinite period of time, since the Units have not been registered under the Securities Act of 1933 (the “Securities Act”) and therefore cannot be sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to that effect is obtained (if requested by the Company); and

(ii) no established market will exist and it is possible that no public market for the Units, or any part thereof or any security underlying any part thereof, will develop. I consent to the affixing by the Company of such legends on certificates representing the Units (or any part thereof) as any applicable federal or state securities law or any securities law of any other applicable jurisdiction may require from time to time.

I represent and warrant to the Company that:

(i)	The financial information provided in this Subscription Agreement is complete, true and correct;

(ii)	I and my Investment Managers, if any, have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of Units, including, but not limited to, the risks set forth under “Risk Factors ” in the Company’s Confidential Private Offering Memorandum relating to this Offering (the “Memorandum”);

(iii)	I and my Investment Managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Memorandum and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and this offering and sale of the Units and anything set forth in the Memorandum;

(iv)	Neither I nor my Investment Managers, if any, have been furnished any offering literature by the Company or any of its affiliates, associates or agents other than the Memorandum, and the Agreements referenced therein; and

(v)	I am acquiring the Units for which I am subscribing for my own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Units.

I understand that the purchase price per Unit does not reimburse for any costs incurred by me for legal, tax, accounting or financial advice, including fees paid to my purchaser representative, if any.

The undersigned, if a corporation, partnership, trust or other form of business entity,

(i)	is authorized and otherwise duly qualified to purchase and hold the Units,

(ii)	has obtained such additional tax and other advice that it has deemed necessary,

(iii)	has its principal place of business at its residence address set forth in this Subscription Agreement, and

(iv)	has not been formed for the specific purpose of acquiring the Units (although this may not necessarily disqualify the subscriber as a purchaser).

The persons executing the Subscription Agreement, as well as all other Agreements related to this Offering, represent that they are duly authorized to execute all such Agreements on behalf of the entity. (If the undersigned is one of the aforementioned entities, it agrees to supply any additional written information that may be required.)

I have carefully considered and have discussed (or accepts the responsibility to discuss) with my own legal, tax, accounting and financial advisors, to the extent that I have deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for my particular federal, state, provincial, local and foreign tax and financial situation and have independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for me. I understand that I (and not the Company) shall be responsible my own tax liability that may arise as a result of the investment in the transactions contemplated by this Agreement.

5

I confirm that I have had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business, and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Investor. In connection therewith, Investor acknowledges that I have had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf. I have received and reviewed all the information concerning the Company and the Shares, both written and oral, that Investor desires. In determining whether to make this investment, Investor has relied solely on Investor’s own knowledge and understanding of the Company and its business based upon my own due diligence investigations. I further confirm that the most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K have been made available to me for my review.

All of the information which I have furnished to the Company and which is set forth in the Subscription Agreement is correct and complete as of the date of the Subscription Agreement. If any material change in this information should occur prior to my subscription being accepted, I will immediately furnish the revised or corrected information.

I further agree to be bound by all of the terms and conditions of this Offering described in the Memorandum, the Securities Purchase Agreement and the other documents and agreements related thereto.

I am the only person with a direct or indirect interest in the Units subscribed for by this Subscription Agreement.

I agree to indemnify and hold harmless the Company and its officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement or by reason of any breach of the representations and warranties made by the undersigned herein or in any Agreement provided by the undersigned to the Company.

This subscription is not transferable or assignable by me without the written consent of the Company.

I acknowledge that I have such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto. Investor acknowledges that an investment in the Shares is speculative and involves a high degree of risk and that I can bear the economic risk of the acceptance of the Shares, including a total loss of its investment. I am experienced in evaluating and investing in early stage or start-up or reorganizing companies such as the Company.

If more than one person is executing this Agreement, the obligations of each shall be joint and several and the representations and warranties contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, each of these persons and his or her heirs, executors, administrators, successors and assigns.

This subscription, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors and assigns. This Subscription Agreement shall be construed in accordance with and governed in all respects by the laws of the State of California.

6

CERTIFICATION OF ACCREDITED INVESTOR FORM

INDIVIDUAL and JOINT ACCOUNTS

I/We certify that I am/we are an accredited investor(s) by initialing in the applicable box:

__________      __________   I had an individual income of more than $200,000 in the two most recent calendar years. I expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in the two most recent calendar years, and we expect to have a joint income in excess of $300,000 in the current year.

My/our income(s) in 2010 was/were $ ________________USD and in 2011 was/were $____________USD.

__________     __________   I/We have a total net worth in excess of $1,000,000, excluding my primary residence.

DEFINITION OF INCOME

For purposes of this Subscription Agreement, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse:

(1) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the Code)

(2) the amount of the losses claimed as a limited partner in a limited partnership (as reported on Schedule E of IRS Form 1040)

(3) any deduction claimed for depletion under Section 611, et seq. of the Code and

(4) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Subscription Agreement, “joint income” means “adjusted gross income” as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts:

(1) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”)

(2) the amount the losses claimed as a limited partner in a limited partnership (as reported on Schedule E of IRS Form 1040)

(3) any deduction claimed for depletion under Section 611 et. seq. of the Code and

(4) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue code as it was in effect prior to enactment of the Tax Reform Act of 1986.

7

CERTIFICATION OF ACCREDITED INVESTOR FORM

CORPORATE ACCOUNT

Please certify that the corporate account is an accredited investor by initialing where applicable:

An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

Each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under Section IV, A, Individual Accounts. Please also CHECK the appropriate space in that section; or

The plan is a self-directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under Section IV, A, Individual Accounts. Please also CHECK the appropriate space in that section; or

A corporation, a partnership or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

8

CERTIFICATION OF ACCREDITED INVESTOR FORM

TRUST ACCOUNT

Please certify that the trust account is an accredited investor by initialing where applicable:

The trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person;”

The trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

The grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s).

9

CERTIFICATION FOR NON-US PERSON REPRESENTATIONS

(Page 1 of 2)

At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Units, such person or entity was outside the United States. The term “Units”, for the purposes of the Subscription Agreement, is deemed to include any security forming a part of the Units, or any security underlying the Units.

Such person or entity is acquiring the Units for its own account, for investment and not for distribution or resale to others and is not purchasing the Units for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

Such person or entity will make all subsequent offers and sales of the Units either (1) outside of the United States in compliance with Regulation S; (2) pursuant to a registration under the Securities Act; or (3) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Units to any U.S. person or within the United States prior to the expiration of a period commencing on the closing date of this Offering and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

Such person or entity has no present plan or intention to sell the Units in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Units and is not acting as a Distributor of such securities (as Distributor is defined under the Securities Act).

Neither such person or entity, its affiliates nor any person or entity acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Units at any time after the closing date of this Offering through the Distribution Compliance Period except in compliance with the Securities Act.

Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Units substantially in the form set forth in the Memorandum.

Such person or entity is not acquiring the Units in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Subscription Agreement and the Memorandum relating to this Offering.

Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Units.

Such person or entity understands the various risks of an investment in the Units and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Units.

Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Units.

Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Units.

Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

10

CERTIFICATION FOR NON-US PERSON REPRESENTATIONS

(Page 2 of 2)

Such person or entity will not sell or otherwise transfer the Units unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

Such person or entity represents that the address furnished in this Subscription Agreement is the principal residence if he or she is an individual or its principal business address if it is a corporation or other entity.

Such person or entity understands and acknowledges that the Units have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Investor

Signature	/	/201

Investor

Signature	/	/201

11

INVESTOR INFORMATION FORM

[ ] Individual [ ] Joint [ ] Corporate [ ] Trust [ ] Other

Subscriber Name/Title

Social Security No.	or Tax

ID

Date of Birth	__________/__________/19______________	Country of Citizenship_____________________________

Home Address

Phone Number ( ) _________________________________	Mobil Number	( )	___________________

Email Address ______________ @ ______________________	Marital Status [ ] S [ ] M [ ] D [ ] DP [ ] W

Plan to Cash Out In	[ ] < 2 years	[ ] 2 – 5 years	[ ] 5 – 7 years	[ ] > 7 years	[ ] Other

Investment & Product Experience	Current Portfolio

Alternative Investments	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Annuities	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Bank CDs	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Bonds	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Hedge Funds	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Margin	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Mutual Funds/ETFs	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Options	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Private Placements	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________
Stocks	[ ] None	[ ] < 2 years	[ ] 2 – 5 years	[ ] > 5 years	$_____________

Investable Asset

[ ] < $50,000	[ ] $50,001 - $100,000	[ ] $100,001 - $250,000	[ ] $250,001 - $500,000
[ ] $500,001 - $750,000	[ ] $750,001 - $1,000,000	[ ] $1,000,001 - $2,500,000	[ ] $2,500,001 - $5,000,000
[ ] $5,000,001 - $7,500,000	[ ] >$7,500,001

Liquid Net Worth (excluding primary residence)

[ ] < $50,000	[ ] $50,001 - $100,000	[ ] $100,001 - $250,000	[ ] $250,001 - $500,000
[ ] $500,001 - $750,000	[ ] $750,001 - $1,000,000	[ ] $1,000,001 - $2,500,000	[ ] $2,500,001 - $5,000,000
[ ] $5,000,001 - $7,500,000	[ ] >$7,500,001

Total Net Worth

[ ] < $50,000	[ ] $50,001 - $100,000	[ ] $100,001 - $250,000	[ ] $250,001 - $500,000
[ ] $500,001 - $750,000	[ ] $750,001 - $1,000,000	[ ] $1,000,001 - $2,500,000	[ ] $2,500,001 - $5,000,000
[ ] $5,000,001 - $7,500,000	[ ] >$7,500,001

Annual Expenses (recurring)

[ ] $50,000 and under	[ ] $50,001-100,000	[ ] $100,001-250,000	[ ] $250,001-500,000	[ ] > $500,000

Special Expenses (future, non-recurring)

[ ] None	[ ] $50,000 and under	[ ] $50,001-100,000	[ ] $100,001-250,000	[ ] > $250,000

Timeframe for Special Expenses

[ ] Within 1 year	[ ] 2 – 3 years	[ ] 3 – 5 years	[ ] 6 – 8 years	[ ] > 8 years	[ ] None

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USA PATRIOT ACT INFORMATION

Source of funds for this account	[ ] Annuity (ies)	[ ] Gift	[ ] Income from earnings
	[ ] Inheritance	[ ] Insurance Proceeds	[ ] Investment Proceeds
	[ ] Legal Settlement	[ ] Lottery/Gaming	[ ] Pension/IRA/Retirement
	[ ] Sale of business	[ ] Spouse/Parent	[ ] Other ______________

Is this account a private banking account defined under the USA Patriot Act?	[ ] Yes	[ ] No
Is this an account for a foreign bank as defined under the USA Patriot Act?	[ ] Yes	[ ] No

Are you or anyone with an interest in this account either: (1) a senior military, governmental, or political official in a non-US country, or (2) closely associated with an immediate family member of such an official?

[  ] Yes [  ] No If yes, identify the name of the official, office held, and country _______________________________________________

BROKER DEALER AFFILIATIONS

Are you an employee of Syndicated Capital, Inc.?	[ ] Yes	[ ] No
Are your related to an employee of Syndicated Capital, Inc. ?	[ ] Yes	[ ] No If yes, specify relationship to the employee

Are you an employee of another broker dealer?	[ ] Yes	[ ] No If yes, name of the broker dealer

Are you related to an employee of another broker dealer?	[ ] Yes	[ ] No If yes, specify relationship to the employee

Are you maintaining other brokerage accounts?	[ ] Yes	[ ] No If yes, specify financial institution

Are you or any member of your immediate family affiliated with or employed by a member a stock exchange or the FINRA?

[  ] Yes [  ] No If yes, employer authorization is required.

Are you a senior officer, director, or 10% or more shareholder of a public company? [  ] Yes [  ] No If yes, specify company

_____________________________________________

I/we acknowledge that purchasing an investment product that has certain fees and risks as well as features and benefits associated with it. My registered investment professional has reviewed and explained, where applicable.

I/we are subscribing to the following:

CARDINAL ENERGY GROUP:	$_________________________________	=	__________ Units

CLIENT INITIALS

I/We have received and read the prospectus or offering memorandum.

I/We have reviewed and understand the risk sections of this Offering documents.

I/We understand that the investment is NOT GUARANTEED, MAY LOSE PRINCIPAL.

I/We understand that the investment is not liquid.

I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of this Offering.

I/We understand that this Offering is HIGH RISK. The inherit risks include lack of liquidity, leverage, lack of diversification and tax complexity. Success or failure of the investment is dependent on the investment sponsor and outside the control of the investors. While potential loss is limited to the amount investment, such loss is possible.

I/We currently [ ] own [ ] do not own private placements in my/our portfolio. They are worth approximately $_____________________.

I/We understand that it is not advisable to invest more than 10% of my/our liquid net worth in private placements, I/we are willing to accept the added exposure and risk.

13

ARBITRATION DISCLOSURES

THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

● ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

● ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

● THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS, AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEDDINGS.

● THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

● THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

● THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

● THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

ARBITRATION AGREEMENT

ANY CONTROVERSY BETWEEN YOU AND US SHALL BE SUBMITTED TO ARBITRATION BEFORE THE NEW YORK STOCK EXCHANGE, INC., ANY OTHER NATIONAL SECURITIES EXCHANGE ON WHICH A TRANSACTION GIVING RISE TO THE CLAIM TOOK PLACE (AND ONLY BEFORE SUCH EXCHANGE), OR THE FINANCIAL INDUSTRY REGULATORY AUTHORITY. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTIONS TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL; (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

I (WE) ACKNOWLEDGE THAT THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE ABOVE.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE FOLLOWS:

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IN WITNESS WHEREOF, each of the undersigned has duly executed this CERTIFICATION OF ACCREDITED INVESTOR as of this date ____________________________.

INVESTOR

Individuals:	Entities:
(Includes joint tenants, tenants in common and individual IRA beneficiaries)	(Includes corporations, limited liability companies, partnerships, cooperatives, trusts and IRA custodians)

Name of Subscriber (as it is to appear on certificate(s))	Name of Entity Subscriber (as it is to appear on certificate(s))

Signature	Authorized Signature

Name of Joint Subscriber, if any (as it is to appear on certificate(s))	Print Name

Signature of Joint Subscriber	Title

Accepted by:
THE COMPANY

By:
Name:
Title:

Subscription accepted by the Company as to Investment Amount: $ ___________

[Signature page to Subscription Agreement]

BROKER INFORMATION AND APPROVAL

Broker Dealer ______________________________________________________________________________

Address_____________________________________________________________________________________

Rep Name ___________________________________________________

BD Approval _____________________________________________________ _________/_________/201__

Phone ( ) ________________________________________________________________

Email Address ______________________________@__________________________

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